Exhibit 99


                         Annual Report for Fiscal Year
                            Ended September 30, 1996


                   MEDIQ Incorporated Employees' Savings Plan
                   ------------------------------------------
                            (Full Title of the Plan)

                 One MEDIQ Plaza, Pennsauken, New Jersey 08110
                 ---------------------------------------------
                             (Address of the Plan)

        MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken, New Jersey 08110
        -----------------------------------------------------------------
               (Issuer and address of principal executive office)

                          Independent Auditors' Report

To the Trustees of
MEDIQ Incorporated Employees' Savings Plan
Pennsauken, New Jersey


We have audited the accompanying statements of net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1996 and 1995, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Plan's administrators. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1996 and 1995, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's administrators. This supplemental information by fund has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 21, 1997

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1996

                                                             SUPPLEMENTAL INFORMATION
                                      --------------------------------------------------------------------------
                                                                                 FIXED
                                      SAVINGS        EQUITY        BALANCED      INCOME       STOCK         LOAN
                                       FUND           FUND           FUND         FUND         FUND         FUND           TOTAL
                                     ----------    ----------    ----------    ----------  ----------     ----------    -----------
ASSETS:

CASH                                 $             $             $             $            $      169     $            $       169
INVESTMENTS - AT FAIR VALUE           1,313,068     5,832,917     2,337,730       361,742    3,441,128                   13,286,585
EMPLOYEE CONTRIBUTIONS RECEIVABLE         5,597        21,411        12,287           980        5,925                       46,200
EMPLOYER CONTRIBUTIONS RECEIVABLE                                                               19,063                       19,063
LOANS RECEIVABLE                                                                                             277,724        277,724
RECEIVABLE (PAYABLE) FROM
  OTHER FUNDS                              (139)            7         6,221            55       (6,144)                         -0-
                                     ----------    ----------    ----------      --------   ----------     ----------   -----------

NET ASSETS AVAILABLE FOR
   PLAN BENEFITS                     $1,318,526    $5,854,335    $2,356,238      $362,777   $3,460,141       $277,724   $13,629,741
                                     ==========    ==========    ==========      ========   ==========     ==========   ===========



                        See Notes To Financial Statements

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1995



                                                             SUPPLEMENTAL INFORMATION
                                      --------------------------------------------------------------------------
                                                                                 FIXED
                                      SAVINGS        EQUITY        BALANCED      INCOME       STOCK         LOAN
                                       FUND           FUND           FUND         FUND         FUND         FUND           TOTAL
                                     ----------    ----------    ----------    ----------  ----------     ----------    -----------

ASSETS:

CASH                                 $             $             $               $         $   13,231     $             $    13,231
INVESTMENTS - AT FAIR VALUE           1,726,206     5,146,720     1,933,481       465,214   3,582,435                    12,854,056
EMPLOYEE CONTRIBUTIONS RECEIVABLE         7,807         6,017         3,397         1,190         729                        19,140
EMPLOYER CONTRIBUTIONS RECEIVABLE                                                               7,882                         7,882
LOANS RECEIVABLE                                                                                             300,348        300,348
RECEIVABLE (PAYABLE) FROM
  OTHER FUNDS                            (6,191)        5,150         1,364           512        (835)                          -0-
                                     ----------    ----------    ----------      --------  ----------     ----------    -----------

NET ASSETS AVAILABLE FOR
   PLAN BENEFITS                     $1,727,822    $5,157,887    $1,938,242      $466,916  $3,603,442     $  300,348    $13,194,657
                                     ==========    ==========    ==========      ========  ==========     ==========    ===========



                        See Notes To Financial Statements

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1996



                                                             SUPPLEMENTAL INFORMATION
                                      --------------------------------------------------------------------------
                                                                                 FIXED
                                      SAVINGS        EQUITY        BALANCED      INCOME       STOCK         LOAN
                                       FUND           FUND           FUND         FUND         FUND         FUND           TOTAL
                                     ----------    ----------    ----------    ----------  ----------     ----------    -----------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1995         $1,727,822    $5,157,887    $1,938,242      $466,916    $3,603,442    $300,348      $13,194,657


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS                175,360       665,563       344,812        74,679        99,932                    1,360,346
  EMPLOYEE ROLLOVER PAYMENTS             32,859       157,619        87,336         2,402                                    280,216
  EMPLOYER CONTRIBUTIONS                                                                        314,340                      314,340
  EMPLOYEE LOAN PAYMENTS                 22,290       110,341        38,552         5,010        14,344                      190,537
 INVESTMENT INCOME                       79,973         6,435         2,981        29,617           133                      119,139
 NET APPRECIATION/(DEPRECIATION)
   IN FAIR VALUE OF INVESTMENTS                       657,797       283,292        (6,001)       83,770                    1,018,858
 INVESTMENT ELECTION TRANSFERS                         51,624       154,034                      79,099     219,963          504,720
                                     ----------    ----------    ----------      --------    ----------    --------      -----------
TOTAL ADDITIONS                         310,482     1,649,379       911,007       105,707       591,618     219,963        3,788,156

DEDUCTIONS:

 BENEFIT PAYMENTS                       443,226       861,181       436,598       132,707       732,053      80,808        2,686,573
 EMPLOYEE LOANS                                                                                             161,779          161,779
 INVESTMENT ELECTION TRANSFERS          276,552        91,750        56,413        77,139         2,866                      504,720
                                     ----------    ----------    ----------      --------    ----------    --------      -----------
TOTAL DEDUCTIONS                        719,778       952,931       493,011       209,846       734,919     242,587        3,353,072
                                     ----------    ----------    ----------      --------    ----------    --------      -----------
NET ADDITIONS (DEDUCTIONS)             (409,296)      696,448       417,996      (104,139)     (143,301)    (22,624)         435,084
                                     ----------    ----------    ----------      --------    ----------    --------      -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1996       $1,318,526    $5,854,335    $2,356,238      $362,777    $3,460,141    $277,724      $13,629,741
                                     ==========    ==========    ==========      ========    ==========    ========      ===========


                        See Notes To Financial Statements

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1995


                                                             SUPPLEMENTAL INFORMATION
                                     -----------------------------------------------------------------------------
                                                                                FIXED
                                       SAVINGS       EQUITY       BALANCED      INCOME      STOCK          LOAN
                                        FUND          FUND          FUND         FUND        FUND          FUND            TOTAL
                                     ----------    ----------    ----------    --------   ----------     ---------      -----------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1994         $1,975,694    $4,293,197    $1,715,459    $477,258   $3,312,441      $388,614      $12,162,663


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS                282,382       687,811       367,289     107,745      130,337                      1,575,564
  EMPLOYEE ROLLOVER PAYMENTS             28,389       104,427        32,031       9,526        8,773                        183,146
  EMPLOYER CONTRIBUTIONS                                                                     373,786                        373,786
  EMPLOYEE LOAN PAYMENTS                 53,949       142,008        58,948       9,060       13,171                        277,136
 INVESTMENT INCOME                      111,126                                  36,155          476                        147,757
 NET APPRECIATION/(DEPRECIATION)
   IN FAIR VALUE OF INVESTMENTS                     1,168,659       403,977      26,774    1,116,712                      2,716,122
 INVESTMENT ELECTION TRANSFERS                        117,652                                 46,112       266,900          430,664
                                     ----------    ----------    ----------    --------   ----------     ---------      -----------
TOTAL ADDITIONS                         475,846     2,220,557       862,245     189,260    1,689,367       266,900        5,704,175

DEDUCTIONS:

 BENEFIT PAYMENTS                       315,750       672,817       299,910     101,571    1,175,188        85,499        2,650,735
 EMPLOYEE LOANS                                                                                            246,404          246,404
 TRANSFER TO MEDIFAC PLAN               218,056       562,900       278,506      68,097      193,556        23,263        1,344,378
 INVESTMENT ELECTION TRANSFERS          189,912       120,150        61,046      29,934       29,622                        430,664
                                     ----------    ----------    ----------    --------   ----------     ---------      -----------
TOTAL DEDUCTIONS                        723,718     1,355,867       639,462     199,602    1,398,366       355,166        4,672,181
                                     ----------    ----------    ----------    --------   ----------     ---------      -----------
NET ADDITIONS (DEDUCTIONS)             (247,872)      864,690       222,783     (10,342)     291,001       (88,266)       1,031,994
                                     ----------    ----------    ----------    --------   ----------     ---------      -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1995       $1,727,822    $5,157,887    $1,938,242    $466,916   $3,603,442      $300,348      $13,194,657
                                     ==========    ==========    ==========    ========   ==========      ========      ===========


                        See Notes To Financial Statements

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1994


                                                             SUPPLEMENTAL INFORMATION
                                     -----------------------------------------------------------------------------
                                                                                FIXED
                                       SAVINGS       EQUITY       BALANCED      INCOME       STOCK          LOAN
                                        FUND          FUND          FUND         FUND        FUND           FUND           TOTAL
                                     ----------    ----------    ----------    --------    ----------     --------      -----------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1993         $2,293,263    $4,018,591    $1,576,966    $588,353    $3,782,072     $395,439      $12,654,684


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS                337,387       702,521       418,803     146,412       164,558                     1,769,681
  EMPLOYEE ROLLOVER PAYMENTS             15,206        11,609         6,165       1,268         5,090                        39,338
  EMPLOYER CONTRIBUTIONS                                                                      425,222                       425,222
  EMPLOYEE LOAN PAYMENTS                 79,928        82,592        49,248      15,099        25,938                       252,805
 INVESTMENT INCOME                       74,631                                  38,069        91,793                       204,493
 NET APPRECIATION/(DEPRECIATION)
   IN FAIR VALUE OF INVESTMENTS                       157,221        47,071     (43,661)     (520,007)                     (359,376)
 INVESTMENT ELECTION TRANSFERS                        292,425        38,478                                347,300          678,203
                                     ----------    ----------    ----------    --------    ----------     --------      -----------
TOTAL ADDITIONS                         507,152     1,246,368       559,765     157,187       192,594      347,300        3,010,366

DEDUCTIONS:

 BENEFIT PAYMENTS                       187,892       186,620        97,527      39,735       234,953       66,064          812,791
 EMPLOYEE LOANS                                                                                            222,292          222,292
 TRANSFER TO MHM PLAN                   326,199       657,392       284,195      83,759       371,787       44,653        1,767,985
 TRANSFER TO MMI PLAN                                                                                       21,116           21,116
 INVESTMENT ELECTION TRANSFERS          310,630       127,750        39,550     144,788        55,485                       678,203
                                     ----------    ----------    ----------    --------    ----------     --------      -----------
TOTAL DEDUCTIONS                        824,721       971,762       421,272     268,282       662,225      354,125        3,502,387
                                     ----------    ----------    ----------    --------    ----------     --------      -----------
NET ADDITIONS (DEDUCTIONS)             (317,569)      274,606       138,493    (111,095)     (469,631)      (6,825)        (492,021)
                                     ----------    ----------    ----------    --------    ----------     --------      -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1994       $1,975,694    $4,293,197    $1,715,459    $477,258    $3,312,441     $388,614      $12,162,663
                                     ==========    ==========    ==========    ========    ==========     ========      ===========


                        See Notes To Financial Statements

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994


A.      Significant Accounting Policies

        The financial statements of the MEDIQ Incorporated Employees' Savings Plan (the "Plan") are presented on the accrual basis of accounting. Investments are stated at their fair value. Fair values for investments are determined by closing prices as of the last trading day of the Plan year. Dividends and interest are recorded when earned. Employee and employer contributions are recorded in the period to which they are applicable. Benefit payments are recorded when paid. Brokerage commissions and other expenses incurred in connection with the purchase or sale of securities, are charged directly to the Plan. All other costs and expenses of the Plan are paid for by MEDIQ Incorporated (the "Company"). Should the Company elect not to pay administrative expenses, such expenses will be paid by the Plan.

B.      Plan Description

        The following is not intended to be a complete description of the Plan. Plan participants should refer to the Plan documents for a complete description of the Plan. The original effective date of the Plan was October 1, 1983. The Plan was amended in its entirety effective as of October 1, 1989. Employees are eligible to join the Plan upon completion of twelve months employment during which they have worked a minimum of 1,000 hours and are age 21 or older. Participants may contribute to the Plan from 1% to 18% of their salaries to be invested, as they choose, in the various funds described in Note C. If the participant is deemed a highly compensated employee, the Plan limits the contribution to 6%.

        The Plan provides that the Company will make a matching contribution equal to $.50 for each $1.00 contributed by a participant, subject to certain limitations. The Company's matching contribution is made in cash to be used to purchase shares of the common stock of the Company for the account of the participants.

        A participant's accrued benefit is at all times fully vested and nonforfeitable upon death, retirement, disability or termination of employment.

        Distributions from the funds, with the exception of the stock fund, are made in cash. Distributions from the stock fund are in the form of the securities held; however, distributions of the Company's common stock are made in cash whenever the number of shares to be distributed is 100 or less.

C.      Investment Options

        Participants' contributions are invested in accordance with the written directions of the participant in one or more of the following funds:

        1. Savings Fund: The fund objective is to hold high-quality, short-term investments that preserve the amount of your original investment and provide current income.

        2. Equity Fund: The fund objective is to hold a concentrated portfolio of large company equity securities. As a secondary objective, the fund also seeks to provide long-term growth and modest dividend income.

        3. Balanced Fund: The fund objective is to hold a broad diversified portfolio of stocks and bonds to provide a combination of long-term growth and income. The fund maintains 60% to 70% of its assets in stocks and 30% to 40% in high-quality bonds.

        4. Fixed Income Fund: The objective of the fund is to hold a mix of government and affiliated agency securities to provide income from interest. The fund invests in mortgage-backed certificates issued by the Government National Mortgage Association ("GNMA").

        5. Stock Fund: The assets of the stock fund, including earnings thereon, are invested in the Company's common stock. A brokerage firm purchases the Company's stock at prevailing market rates in the open market, and, in the normal course of business, sells such stock to meet distribution requirements of the Plan. Also included in the stock fund is Mental Health Management, Inc. ("MHM") common stock, which originated from a distribution by the Company. MHM was a wholly-owned subsidiary until its distribution to the Company's stockholders in August of 1993. No participant has the option of acquiring additional MHM common stock.

        Effective January 1, 1997, the Plan has added two new investment options: (i) An index fund, whose objective is to match the performance of the Standard and Poor's 500 Composite Stock Price Index, which is a broad measure of the U.S. Stock market and (ii) an international stock fund whose objective is to hold a diversified portfolio of international companies to provide the potential for long-term growth.

        Pursuant to the Plan, with the exception of the Company's matching contributions, the selection of investment options is the sole responsibility of each participant. Neither the trustees nor the Company have any responsibility to select investment options or to advise participants in selecting their investment options. Subject to applicable provisions of law, each participant assumes all risks connected with any decrease in the market value of any securities in these funds, and distributions from such funds are the sole source of payments made under the Plan.


D.      Investments

        The investments of the Plan consist of the following:

                                                                      September 30,
                                         ----------------------------------------------------------------------
                                                       1996                                    1995
                                         -----------------------------          -------------------------------
                                                                 Fair                                   Fair
                                            Cost                 Value              Cost                Value
                                        -----------        -----------          -----------         -----------
        Savings Fund                    $ 1,313,068        $ 1,313,068          $ 1,726,206         $ 1,726,206
        Equity Fund                       3,734,065          5,832,917            3,371,642           5,146,720
        Balanced Fund                     1,666,333          2,337,730            1,403,548           1,933,481
        Fixed Income Fund                   364,696            361,742              461,338             465,214
        Stock Fund:
          Common Stock-MEDIQ              2,580,137          3,417,000            2,715,609           3,432,650
          Common Stock - MHM                    -0-             24,128                  -0-             149,785
                                        -----------        -----------          -----------         -----------
                                        $ 9,658,299        $13,286,585          $ 9,678,343         $12,854,056
                                        ===========        ===========          ===========         ===========


         The Equity Fund's investment is comprised of 358,287 shares of Vanguard's Windsor Fund, with a fair value of $16.28 per share at September 30, 1996 and 317,699 shares at $16.20 per share at September 30, 1995.

         The Balanced Fund's investment is comprised of 89,913 shares of Vanguard's Wellington Fund, with a fair value of $26.00 per share at September 30, 1996 and 81,616 shares at $23.69 per share at September 30, 1995.

         The Fixed Income Fund's investment is comprised of 35,887 shares of Vanguard's - GNMA portfolio, with a fair value of $10.08 per share at September 30, 1996 and 45,431 shares at $10.24 per share at September 30, 1995.

         The Stock Fund's investment is comprised of 581,617 shares of the Company's common stock and 32,171 shares of MHM common stock, with a fair value of $5.875 and $.75 per share, respectively, at September 30, 1996 and 631,292 shares of the Company's common stock and 41,320 shares of MHM common stock, with a fair value of $5.438 and $3.625 per share, respectively, at September 30, 1995.

         Investment income is accrued as earned. The net appreciation or depreciation in fair value of investments represents the change in the fair value during the periods as a result of reinvested dividends or appreciation or depreciation in the underlying securities in the various funds except to the extent of gains or losses realized on investments sold during the year.


E.      Loans

        A participant may be granted a loan at the discretion of the Plan Administrator in accordance with the Plan document and current IRS regulations. Loans shall be repaid in equal installments of principal and interest over a period and at rates designated by the Plan.


F.      Withdrawals

        Participants are limited to two withdrawals per Plan year with respect to amounts attributable to basic contributions. In order to obtain a hardship withdrawal, a participant must exhaust the possibility of all other withdrawals (other than hardship withdrawals) under the Plan. Upon receiving a hardship distribution, a participant is suspended from making contributions to the Plan for one year.


G.      Plan Participants

        As of September 30, 1996 and 1995, respectively, 677 and 604 participants of the Plan participated in each fund as follows:

                                                             September 30,
                                                           ---------------
                                                           1996       1995
                                                           ----       ----
                Savings Fund                                321        317
                Equity Fund                                 547        461
                Balanced Fund                               464        359
                Fixed Income Fund                           197        184
                Stock Fund                                  677        604

        Plan participants may invest in one or more funds. As a result, the sum of the number of participants in each fund is not equal to the employee totals in 1996 and 1995.

H.      Benefits Payable

        The following amounts have been allocated to the accounts of persons who have elected to withdraw from the plan but have not yet been paid.

                        Year Ended                    Year Ended
                    September 30, 1996              September 30, 1995
                    ------------------              ------------------
                          $341,097                      $1,339,028

I.      Administration of the Plan

        The Plan is administered by Michael F. Sandler, the Plan Administrator, who has fiduciary responsibility for the general operations of the Plan and may interpret provisions of the Plan. The Plan Administrator does not have any responsibilities with respect to the investment of Plan assets.

        The Plan's trustees are appointed by the Board of Directors of the Company for the current year and may resign or be removed at any time. The Company indemnifies such trustees to the extent determined by its Board of Directors. During the most recently completed Plan year, the trustees were Thomas E. Carroll, President and Chief Executive Officer, Michael F. Sandler, Senior Vice President - Finance, Chief Financial Officer and Treasurer and Jay M. Kaplan, Senior Vice President and Chief Financial Officer of MEDIQ/PRN. Effective January 1, 1997 the Board of Directors of the Company appointed Vanguard Fiduciary Trust Company as Trustee for the Plan.

        Under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), each of the above individuals is a "party-in-interest" and serves without compensation.

        Although the Company expects to continue the Plan, the right to amend or terminate the Plan is reserved. In the event of Plan termination, the net assets of the Plan would be allocated as required by ERISA, as amended.

J.      Federal Tax Considerations

        The Plan Administrator received a determination letter dated February 22, 1996 from the Internal Revenue Service ("IRS") that the Plan met the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as admended (the "Code"). The Plan Administrator believes that the Plan is in compliance with the applicable requirements of the Code, and that the Plan's related trust is exempt from federal income tax under the provisions of Section 501(a) of the Code. As a result, matching contributions and salary reduction contributions, as well as earnings on all Plan assets, are generally not subject to federal income tax until distributed from the Plan.

K.      MHM Stock Sale

        On November 21, 1996, the Plan sold all of its shares of MHM. All proceeds were reinvested to the participants that held MHM stock in their account, according to their current investment allocation election.

L.      Divestitures - Special Distributions

        In August 1995, the Company entered into an agreement to sell MEDIQ Imaging Services, Inc., a wholly-owned subsidiary of the Company. This resulted in a total distribution of $861,405 from the Plan consisting of $694,818 in cash and 38,048 shares of MEDIQ common stock with a market value of $4.25 per share, and 1,953 shares of MHM common stock with a market value of $2.50 per share to 75 employees in December 1995.

        In June 1995, the Company entered into an agreement to sell Medifac, Inc. ("Medifac"), a wholly-owned subsidiary of the Company. This resulted in a total distribution of $1,344,378 from the Plan consisting of $1,127,558 in cash, loan notes of $23,263 and 32,852 shares of MEDIQ common stock with a market value of $5.75 per share, and 1,774 shares of MHM common stock with a market value of $2.625 per share to 54 employees of Medifac in August 1995

        In September 1993, MHM, formerly a wholly-owned subsidiary of the Company, established its own Employee's Savings Plan. This resulted in a total distribution of $1,767,985 from the Plan consisting of $1,355,785 in cash, loan notes of $44,653 and 70,665 shares of MEDIQ common stock with a market value of $4.375 per share, and 8,650 shares of MHM common stock with a market value of $6.75 per share to 130 employees of MHM in March 1994.